     As filed with the Securities and Exchange Commission on June 12, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                               -----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                          DATAWARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               06-1232140
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                      Identification No.)


                 ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS 02141
                    (Address of Principal Executive Offices)

                                -----------------

                           1993 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  KURT MUELLER
                          Principal Executive Officer
                          Dataware Technologies, Inc.
                                 One Canal Park
                         Cambridge, Massachusetts 02141
                                 (617) 621-0820
           (Name, address and telephone number of agent for service)

                                with copies to:

                               MATTHEW C. DALLETT
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0303



                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of each class of securities to     Amount to be          Proposed          Proposed maximum       Amount of
         be registered                    registered        maximum offering    aggregate offering   registration fee
                                                           price per share(1)         price(1)
----------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value          500,000 shares(2)        $3.03               $1,515,000            $446.93
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 8, 1998 as reported by the Nasdaq National Market System.
(2) This Registration Statement registers an additional 500,000 shares under the 1993 Equity Incentive Plan, under which 2,993,827 shares have previously been registered (SEC File Nos. 33-70498, 33-79824 and 333-28545).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Regarding Incorporation by Reference of Information from Effective
----------------------------------------------------------------------------
Registration Statement
----------------------

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the 1993 Equity Incentive Plan are already effective. Pursuant to General Instruction E of this Form, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-70498) as filed with the Commission on October 19, 1993, Post-Effective Amendment No. 1 thereto as filed with the Commission on March 14, 1994 and the Registrant's Registration Statement on Form S-8 (Registration No. 333-28545) as filed with the Commission on June 5, 1997, including exhibits thereto.


ITEM 8.  EXHIBITS.

         See Exhibit Index on page 5.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of June, 1998.

                         DATAWARE TECHNOLOGIES, INC.


                                     By: /s/ Kurt Mueller
                                        -------------------------------------
                                        Kurt Mueller
                                        President and
                                        Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Dataware Technologies, Inc. hereby severally constitute and appoint Kurt Mueller, Jeffrey O. Nyweide, and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       SIGNATURE                   TITLE                       DATE
       ---------                   -----                       ----

/s/ Kurt Mueller           Director and Principal        June 12, 1998
------------------------   Executive Officer
Kurt Mueller


/s/ Michael Gonnerman      Principal Financial and       April 13, 1998
------------------------   Accounting Officer (acting)
Michael Gonnerman


/s/ Jeffrey O. Nyweide     Director                      April 13, 1998
------------------------
Jeffrey O. Nyweide


/s/ Stephen H. Beach       Director                      April 13, 1998
------------------------
Stephen H. Beach

       SIGNATURE                   TITLE                     DATE
       ---------                   -----                     ----


------------------------        Director
Julie M. Donahue

/s/ William R. Lonergan         Director                 April 13, 1998
------------------------
William R. Lonergan


/s/ Jochen Tschunke             Director                 June 12, 1998
------------------------
Jochen Tschunke

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

5 Opinion of Palmer & Dodge as to the legality of the securities registered hereunder.

23.1 Consent of Coopers & Lybrand, independent certified public accountants.

23.2 Consent of Palmer & Dodge (contained in Opinion of Palmer & Dodge filed as Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).
